                                                                     EXHIBIT 4.1


================================================================================



                                   INDENTURE

                           Dated as of July 13, 1999

                                     Among

                       METRIS COMPANIES INC., as Issuer,

                          the GUARANTORS named herein

                                      and

                       THE BANK OF NEW YORK, as Trustee

                              __________________

                              up to $250,000,000

                    10 1/8% Senior Notes due 2006, Series A
                    10 1/8% Senior Notes due 2006, Series B



================================================================================

                             CROSS-REFERENCE TABLE

Trust Indenture                                                                          Indenture
  Act Section                                                                             Section
----------------                                                                         ---------
(S) 310(a)(1)........................................................................    7.10
       (a)(2)........................................................................    7.10
       (a)(3)........................................................................    N.A.
       (a)(4)........................................................................    N.A.
       (a)(5)........................................................................    7.08, 7.10.
       (b)...........................................................................    7.08; 7.10; 11.02
       (c)...........................................................................    N.A.
(S) 311(a)...........................................................................    7.11
       (b)...........................................................................    7.11
       (c)...........................................................................    N.A.
(S) 312(a)...........................................................................    2.05
       (b)...........................................................................    11.03
       (c)...........................................................................    11.03
(S) 313(a)...........................................................................    7.06
       (b)(1)........................................................................    N.A.
       (b)(2)........................................................................    7.06
       (c)...........................................................................    7.06; 11.02
       (d)...........................................................................    7.06
(S) 314(a)...........................................................................    4.10; 4.12; 11.02
       (b)...........................................................................    N.A.
       (c)(1)........................................................................    11.04
       (c)(2)........................................................................    11.04
       (c)(3)........................................................................    N.A.
       (d)...........................................................................    N.A.
       (e)...........................................................................    11.05
       (f)...........................................................................    N.A.
(S) 315(a)...........................................................................    7.01(b)
       (b)...........................................................................    7.05; 11.02
       (c)...........................................................................    7.01(a)
       (d)...........................................................................    7.01(c)
       (e)...........................................................................    6.11
(S) 316(a)(last sentence)............................................................    2.09
       (a)(1)(A).....................................................................    6.05
       (a)(1)(B).....................................................................    6.04
       (a)(2)........................................................................    N.A.
       (b)...........................................................................    6.07
       (c)...........................................................................    9.04
(S) 317(a)(1)........................................................................    6.08
       (a)(2)........................................................................    6.09
       (b)...........................................................................    2.04
(S) 318(a)...........................................................................    11.01

________________
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
                                                                                               ----
                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions....................................................................    1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act..............................   16
SECTION 1.03.  Rules of Construction..........................................................   17

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating................................................................   17
SECTION 2.02.  Execution and Authentication...................................................   18
SECTION 2.03.  Registrar and Paying Agent.....................................................   19
SECTION 2.04.  Paying Agent To Hold Assets in Trust...........................................   19
SECTION 2.05.  Holder Lists...................................................................   19
SECTION 2.06.  Transfer and Exchange..........................................................   20
SECTION 2.07.  Replacement Securities.........................................................   20
SECTION 2.08.  Outstanding Securities.........................................................   20
SECTION 2.09.  Treasury Securities............................................................   21
SECTION 2.10.  Temporary Securities...........................................................   21
SECTION 2.11.  Cancellation...................................................................   21
SECTION 2.12.  Defaulted Interest.............................................................   22
SECTION 2.13.  CUSIP Number...................................................................   22
SECTION 2.14.  Deposit of Moneys..............................................................   22
SECTION 2.15.  Book-Entry Provisions for Global Securities....................................   22
SECTION 2.16.  Registration of Transfers and Exchanges........................................   23

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.............................................................   27
SECTION 3.02.  Selection of Securities To Be Redeemed.........................................   27
SECTION 3.03.  Notice of Redemption...........................................................   27
SECTION 3.04.  Effect of Notice of Redemption.................................................   28
SECTION 3.05.  Deposit of Redemption Price....................................................   28
SECTION 3.06.  Securities Redeemed in Part....................................................   29

                                                                                                         Page
                                                                                                         ----
                                 ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.   Termination of Certain Covenants in Event of Investment Grade Rating.....................  29
SECTION 4.02.   Payment of Securities....................................................................  29
SECTION 4.03.   Maintenance of Office or Agency..........................................................  29
SECTION 4.04.   Limitations on Transactions with Affiliates..............................................  29
SECTION 4.05.   Limitation on Indebtedness...............................................................  30
SECTION 4.06.   Payments for Consent.....................................................................  32
SECTION 4.07.   Limitation on Investment Company Status..................................................  32
SECTION 4.08.   Limitation on Asset Sales................................................................  32
SECTION 4.09.   Limitation on Restricted Payments........................................................  33
SECTION 4.10.   Notice of Defaults.......................................................................  35
SECTION 4.11.   Limitation on Liens......................................................................  35
SECTION 4.12.   Reports..................................................................................  36
SECTION 4.13.   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..  36
SECTION 4.14.   Additional Subsidiary Guarantees.........................................................  37
SECTION 4.15.   Offer to Purchase upon Change of Control.................................................  37
SECTION 4.16.   Compliance Certificate...................................................................  38
SECTION 4.17.   Corporate Existence......................................................................  38


                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.   Mergers, Sale of Assets, etc.............................................................  38
SECTION 5.02.   Successor Corporation Substituted........................................................  39


                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default........................................................................  40
SECTION 6.02.   Acceleration.............................................................................  41
SECTION 6.03.   Other Remedies...........................................................................  41
SECTION 6.04.   Waiver of Past Default...................................................................  42
SECTION 6.05.   Control by Majority......................................................................  42
SECTION 6.06.   Limitation on Suits......................................................................  42
SECTION 6.07.   Rights of Holders To Receive Payment.....................................................  43
SECTION 6.08.   Collection Suit by Trustee...............................................................  43
SECTION 6.09.   Trustee May File Proofs of Claim.........................................................  43
SECTION 6.10.   Priorities...............................................................................  43
SECTION 6.11.   Undertaking for Costs....................................................................  44

                                                                                    Page
                                                                                    ----
                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.   Duties of Trustee..................................................  44
SECTION 7.02.   Rights of Trustee..................................................  45
SECTION 7.03.   Individual Rights of Trustee.......................................  46
SECTION 7.04.   Trustee's Disclaimer...............................................  46
SECTION 7.05.   Notice of Defaults.................................................  47
SECTION 7.06.   Reports by Trustee to Holders......................................  47
SECTION 7.07.   Compensation and Indemnity.........................................  47
SECTION 7.08.   Replacement of Trustee.............................................  49
SECTION 7.09.   Successor Trustee by Merger, etc...................................  49
SECTION 7.10.   Eligibility; Disqualification......................................  49
SECTION 7.11.   Preferential Collection of Claims Against the Company..............  49
SECTION 7.12.   Trustee's Application for Instructions from the Company............  49


                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Termination of the Company's Obligations...........................  50
SECTION 8.02.   Legal Defeasance and Covenant Defeasance...........................  50
SECTION 8.03.   Conditions to Legal Defeasance or Covenant Defeasance..............  51
SECTION 8.04.   Application of Trust Money; Trustee Acknowledgment and Indemnity...  52
SECTION 8.05.   Repayment to Company...............................................  53
SECTION 8.06.   Reinstatement......................................................  53


                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.........................................  53
SECTION 9.02.   With Consent of Holders............................................  54
SECTION 9.03.   Compliance with Trust Indenture Act................................  55
SECTION 9.04.   Record Date for Consents and Effect of Consents....................  55
SECTION 9.05.   Notation on or Exchange of Securities..............................  55
SECTION 9.06.   Trustee To Sign Amendments, etc....................................  56


                                 ARTICLE TEN

                                 GUARANTEE

SECTION 10.01.  Unconditional Guarantee............................................  56
SECTION 10.02.  Severability.......................................................  57
SECTION 10.03.  Release of a Guarantor.............................................  57
SECTION 10.04.  Limitation of Guarantor's Liability................................  57
SECTION 10.05.  Contribution.......................................................  57
SECTION 10.06.  Execution of Security Guarantee....................................  58

                                                                                                         Page
                                                                                                         ----
SECTION 10.07.   Subordination of Subrogation and Other Rights........................................    58

                                ARTICLE ELEVEN

                                MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.........................................................    58
SECTION 11.02.   Notices..............................................................................    59
SECTION 11.03.   Communications by Holders with Other Holders.........................................    59
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent...................................    60
SECTION 11.05.   Statements Required in Certificate...................................................    60
SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar............................................    60
SECTION 11.07.   Governing Law........................................................................    60
SECTION 11.08.   No Recourse Against Others...........................................................    60
SECTION 11.09.   Successors...........................................................................    61
SECTION 11.10.   Counterpart Originals................................................................    61
SECTION 11.11.   Severability.........................................................................    61
SECTION 11.12.   No Adverse Interpretation of Other Agreements........................................    61
SECTION 11.13.   Legal Holidays.......................................................................    61


SIGNATURES............................................................................................   S-1

EXHIBIT A      Form of Series A Security..............................................................   A-1
EXHIBIT B      Form of Series B Security..............................................................   B-1
EXHIBIT C      Form of Legend for Global Securities...................................................   C-1
EXHIBIT D      Form of Certificate To Be Delivered upon Exchange or Registration
               of Transfer Securities.................................................................   D-1
EXHIBIT E      Form of Transferee Letter of Representations...........................................   E-1
EXHIBIT F      Form of Certificate To Be Delivered in Connection with Regulation S Transfers..........   F-1

_________________

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of July 13, 1999, among METRIS COMPANIES INC, a Delaware corporation (the "Company"), the GUARANTORS named herein and THE BANK
                           -------
OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").
                                                              -------

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

          "Acquired Debt" means, with respect to any specified Person, (i)
           -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Affiliate Transaction" has the meaning provided in Section 4.04.
           ---------------------

          "Agent"  means any Registrar, Paying Agent or co-Registrar.
           -----

          "Asset Sale" means any direct or indirect sale, conveyance, transfer,
           ----------
lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary of the Company; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary of the Company; (iii) any assets of the Company or any Restricted Subsidiary of the Company which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary of the Company; or (iv) any other property or asset of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.11; provided, however, that any transaction consummated in compliance with Section
5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and the Restricted Subsidiaries of the Company that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary of the Company, as the case may be; (c) any transaction consummated in compliance with
Section 4.09; (d) a pledge, or transfer pursuant to a pledge of assets, which pledge is a Permitted Lien; and (e) sales of Receivables or interests in Receivables in connection with Securitizations or otherwise in the ordinary course of business. In addition, solely for purposes of Section 4.08, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

          "Bankruptcy Law" has the meaning provided in Section 6.01.
           --------------

          "Board of Directors" means the Board of Directors or other governing
           ------------------
body charged with the ultimate management of any Person, or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a duly adopted
           ----------------
resolution of the Board of Directors of such Person or a duly authorized committee of such Board of Directors.

          "Business Day" means any day other than a Saturday, a Sunday or a day
           ------------
on which banking institutions in New York, New York are not required to be open.

          "Capital Lease Obligation" means, at the time any determination
           ------------------------
thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or
           ----------------
directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or Standard & Poor's, respectively, and in each case maturing within six months after the date of acquisition; and (f) money market funds, the portfolios of which are limited to investments described in clauses (a) through (c) above.

          "Change of Control" means the occurrence of any of the following
           -----------------
events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company; but only in the event that the Permitted Holders "beneficially own," directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) or the Company or its Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), immediately prior to such transaction, directly or indirectly, the then outstanding Voting Stock of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is required by the holders of its Series C Preferred to redeem the Series C Preferred upon the occurrence of a Change in Control (as defined in the Certificate of Designation relating to the Series C Preferred).

          "Change of Control Date" has the meaning provided in Section 4.15.
           ----------------------

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
the Company.

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by its Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Indebtedness" means, with respect to any Person as of
           -------------------------
any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person (other than, in the case of the Company, preferred stock of a Restricted Subsidiary of the Company held by the Company or a Guarantor), in each case, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Leverage Ratio" means, with respect to any Person, as of
           ---------------------------
any date of determination, the ratio of (i) the Consolidated Indebtedness of such Person as of such date excluding, however, all Hedging Obligations that constitute Permitted Debt to (ii) the Consolidated Net Worth of such Person as of such date.

          "Consolidated Net Income" means, with respect to any Person for any
           -----------------------
period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any
           ----------------------
date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends (other than dividends paid solely in Equity Interests (other than Disqualified Stock)) unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred financing charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Corporate Trust Office of the Trustee" means the principal office of
           -------------------------------------
the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at 101 Barclay Street - 21W, New York, NY 10286,
Attention:  Corporate Trust Administration.

          "Credit Agreement" means the Credit Facility, together with the
           ----------------
related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, in whole or in part (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.05), or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder to the extent permitted by this Indenture), all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether in the form of a revolving credit facility or a term loan facility or any combination thereof.

          "Credit Facility" means the Amended and Restated Credit Agreement
           ---------------
dated as of June 30, 1998 among the Company, the Lenders named therein, Nationsbank, N.A., as Syndication Agent, Deutsche Bank, as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Barclays Bank PLC, as Co-Agent, Bank of America National Trust and Savings Association, as Co-Agent, and The Chase Manhattan Bank, as Administrative Agent.

          "Custodian" has the meaning provided in Section 6.01.
           ---------

          "Default" means any event that is or with the passage of time or the
           -------
giving of notice or both would be an Event of Default.

          "Depository" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which shall be a clearing agency registered under the Exchange Act.

          "Direct Merchants Bank" means Direct Merchants Credit Card Bank, N.A.
           ---------------------
a [national banking association], and a wholly-owned Subsidiary of the Company.

          "Disqualified Stock" means any Capital Stock that, either (A) by its
           ------------------
terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than under circumstances that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature or (B) is designated by the Company (in a Board Resolution of the Company delivered to the Trustee) as Disqualified Stock.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" has the meaning provided in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means the 10 1/8% Senior Notes due 2006, Series
           -------------------
B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

          "Expiration Date" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase."

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by Board Resolutions of the Company delivered to the Trustee.

          "Final Maturity Date" means July 15, 2006.
           -------------------

          "Funding Guarantor" has the meaning provided in Section 10.05.
           -----------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date and consistently applied.

          "Global Securities" means one or more 144A Global Securities,
           -----------------
Regulation S Global Securities or IAI Global Securities.

          "Guarantee" means a guarantee (other than by endorsement of negotiable
           ---------
instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means each of (i) Metris Direct, Inc. and (ii) any other
           ----------
Restricted Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate or currency collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currencies and commodities in the ordinary course of business.

          "Holders" means the registered holders of the Securities.
           -------

          "IAI Global Security" means a permanent global security in registered
           -------------------
form representing the aggregate principal amount of Securities transferred after the Issue Date to Institutional Accredited Investors.

          "incur" has the meaning set forth in Section 4.05.
           -----

          "Indebtedness" means, with respect to any Person, any indebtedness of
           ------------
such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien (except Liens on Receivables and other assets (including spread accounts relating to a Securitization) incurred in connection with a Securitization) on any asset of such Person (whether or not such indebtedness is assumed by such Person and the value thereof being the lesser of the amount of such indebtedness so secured and the Fair Market Value of such asset that has a Lien placed upon it) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include (i) obligations pursuant to representations, warranties, covenants and indemnities or payments to owners of beneficial interests in Receivables, in each case in connection with a Securitization, (ii) deposit liabilities of any Restricted Subsidiary of the Company, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor thereto or (iii) guarantees related to the fulfillment of the Company's obligations to bank card associations in the ordinary course of business. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Initial Purchasers" means Bear, Stearns & Co. Inc., Chase Securities
           ------------------
Inc., Salomon Smith Barney Inc. and Barclays Capital Inc.

          "Initial Securities" means the 10 1/8% Senior Notes due 2006, Series
           ------------------
A, of the Company.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Securities, the sum of any cash
           --------
interest and any Liquidated Damages (as defined in the Registration Rights Agreement) on the Securities.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
January 15 and July 15 of each year, commencing on January 15, 2000.

          "Interest Record Date" for the interest payable on any Interest
           --------------------
Payment Date (except a date for payment of defaulted interest) means the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Investment Grade Rating" means (i) with respect to Standard & Poor's,
           -----------------------
any of the categories from and including AAA to and including BBB- (or equivalent successor categories) and (ii) with respect to Moody's, any of the categories from and including Aaa to and including Baa3 (or equivalent successor categories).

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the book value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.09.

          "Issue Date" means July 13, 1999.
           ----------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Cash Proceeds" means the aggregate cash proceeds received by the
           -----------------
Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, a defeasance of a Securitization and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Net Income" means, with respect to any Person, the net income (loss)
           ----------
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Obligations" means any principal, interest, penalties, fees,
           -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer" has the meaning set forth in the definition of "Offer to
           -----
Purchase."

          "Offer to Purchase" means a written offer (the "Offer") sent by or on
           -----------------                              -----
behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to
                                       ---------------
Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for
                                                          -------------
purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the
                                                      ---------------
purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any
                 --------------
portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that each Holder will be entitled to withdraw all or any portion of any Securities tendered by such Holder if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Security such Holder tendered, the certificate number of the Security such Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means, with respect to the Company or any Guarantor, the
           ------
Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or such Guarantor, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, except in the case of the issuance of Initial Securities pursuant to Section 2.02, a certificate signed by one Officer, complying with Sections 11.04 and
11.05 and delivered to the Trustee.

          "144A Global Security" means a permanent global security in registered
           --------------------
form representing the aggregate principal amount of Initial Securities sold in reliance on Rule 144A.

          "Opinion of Counsel" means a written opinion from legal counsel.  The
           ------------------
counsel may be an employee of or counsel to the Company or the Trustee.

          "Participants" has the meaning provided in Section 2.15.
           ------------

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Permitted Holder" means the Thomas H. Lee Company and any of its
           ----------------
Affiliates.

          "Permitted Investments" means (a) any Investment in the Company or in
           ---------------------
a Wholly-Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with or arising out of Securitizations; (g) Hedging Obligations of the Company and its Restricted Subsidiaries entered into in the ordinary course of business; and (h) other Investments by the Company or any of its Restricted Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Restricted Subsidiary of the Company) that do not exceed $5.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

          "Permitted Liens" means (i) Liens existing on the Issue Date; (ii)
           ---------------
Liens to secure borrowings under the Credit Agreement; (iii) Liens on Receivables, related contract rights, collections on Receivables and the proceeds of all such property incurred in connection with Securitizations or permitted Guarantees thereof; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture and incurred in the ordinary course of business; provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of construction of the property subject to the Lien; provided, further, that the amount of Indebtedness secured by such Liens does not exceed the Fair Market Value of the property purchased or constructed with the proceeds of such Indebtedness; (vii) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (vi); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien and the Indebtedness secured by such Lien at such time is not increased to any amount greater than the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (i) through (vi), as the case may be, at the time the original

Lien became a Permitted Lien; (viii) Liens in favor of the Company or a Guarantor; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million in the aggregate at any one time outstanding; (x) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, lessor Liens on leased assets); (xi) Liens securing Capital Lease Obligations permitted to be incurred under this Indenture and incurred in the ordinary course of business; (xii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP in existence at such time shall have been made therefor and (xiii) certain Liens consisting of restrictions on the use of real property which do not materially interfere with the property's use.

          "Permitted Refinancing Indebtedness" means any Indebtedness or
           ----------------------------------
Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, redeem or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) or liquidation value of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or liquidation value, plus accrued interest or dividends on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, redeemed or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as the case may be, later than the final maturity date or redemption date, as the case may be, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, redeemed or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness or Disqualified Stock is incurred or issued, as the case may be, either by the Company or by the Restricted Subsidiary who is the obligor or issuer, as the case may be, on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, redeemed or refunded.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

          "Physical Securities" means one or more certificated Securities in
           -------------------
registered form.

          "Private Exchange Securities" has the meaning provided in the
           ---------------------------
Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Initial Securities in the form set forth on Exhibit A hereto.
                                            ---------

          "Public Equity Offering" means an underwritten offering of Common
           ----------------------
Stock pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Purchase Agreement" means the Purchase Agreement dated as of July 8,
           ------------------
1999 by and among the Company, the Guarantors and the Initial Purchasers.

          "Purchase Amount" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase."

          "Purchase Date" has the meaning set forth in the definition of "Offer
           -------------
to Purchase."

          "Purchase Money Indebtedness" means Indebtedness of the Company and
           ---------------------------
its Restricted Subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

          "Purchase Price" has the meaning set forth in the definition of "Offer
           --------------
to Purchase."

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Rating Agencies" means (i) Standard & Poor's and (ii) Moody's.
           ---------------

          "Receivables" means credit card, consumer or commercial loans that are
           -----------
purchased or originated in the ordinary course of business by the Company or any Subsidiary of the Company.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.
                                                       ---------

          "Registrar" has the meaning provided in Section 2.03.
           ---------

          "Registration Rights Agreement" means the Exchange and Registration
           -----------------------------
Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and the Initial Purchasers or any similar agreement relating to any additional Initial Securities issued after the Issue Date.

          "Registration" means a registered exchange offer for the Securities by
           ------------
the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" means a permanent global security in
           ----------------------------
registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Restricted Investment" means any Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Payment" has the meaning provided in Section 4.09.
           ------------------

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" of a Person means any Subsidiary of the
           ---------------------
referent Person that is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "SEC" or "Commission" means the Securities and Exchange Commission.
           ---      ----------

          "Securities" means, collectively, the Initial Securities, the Private
           ----------
Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the SEC thereunder.

          "Security Guarantee" means the Form of Security Guarantee of each
           ------------------
Guarantor to be endorsed on each of the Securities in the form of Exhibit A (in
                                                                  ---------
the case of an Initial Security) or Exhibit B (in the case of an Exchange Security) hereto.

          "Securitization" means any transaction or series of transactions that
           --------------
have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer, directly or indirectly, to (i) a Securitization Entity or (ii) any other Person, or may grant a security interest in, any Receivables or any interests in such Receivables (whether such Receivables are then existing or arising in the future) and any assets related thereto including, without limitation, all security interests in any collateral relating thereto, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

          "Securitization Entity" means any Person (whether or not a Subsidiary
           ---------------------
of the Company) established and maintained exclusively for one or more of the following purposes: (i) purchasing or otherwise acquiring Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) in connection with a Securitization, (ii) selling such Receivables (and related assets) to a special purpose owner trust or other Person in connection with a Securitization, (iii) issuing asset-backed securities, or beneficial interests in Receivables, (iv) serving as a corporate general partner (or managing member of a limited liability company) of another Securitization Entity, (v) investing in and holding Investments in Securitization Entities issuing securities backed by Receivables, or (vi) engaging in activities that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified above, provided, however, that the obligations of such Securitization Entity are without recourse to the Company and any Restricted Subsidiary of the Company other than such Securitization Entity. For purposes of this definition, "without recourse" shall mean that the Indebtedness of such Securitization Entity and none of the other obligations (contingent or otherwise) of a Securitization Entity (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) obligates the Company or any other Restricted Subsidiary of the

Company in any way other than pursuant to representations, warranties, covenants (including any covenant to deliver Receivables in a pre-funded Securitization) and indemnities entered into in connection with a Securitization, or (iii) subjects any property or asset of the Company or any Restricted Subsidiary of the Company other than such Securitization Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Securitization. For purposes of the foregoing, a Permitted Investment in a Securitization Entity shall not be deemed recourse. As of the Issue Date, each of the Metris Master Trust, Metris Receivables, Inc., Metris Funding Co. and the Fingerhut Owner Trust and Securitization Entities formed in connection with any Securitization prior to the Issue Date shall be deemed to satisfy the requirements of this definition.

          "Series C Preferred" means the series C perpetual convertible
           ------------------
preferred stock, par value $.01 per share, of the Company.

          "Significant Subsidiary" means any Restricted Subsidiary of the
           ----------------------
Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "Specified Senior Indebtedness" means (i) the Indebtedness of any
           -----------------------------
Person, whether outstanding on the Issue Date or thereafter incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or
(ii), in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Specified Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any obligations in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

          "Standard & Poor's" means Standard & Poor's Rating Services, a
           -----------------
division of the McGraw-Hill Companies, Inc. and its successors.

          "Stated Maturity" means with respect to any installment of interest or
           ---------------
principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation,
           ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantees" means the guarantee of the Securities by the
           ---------------------
Guarantors under Article Ten.

          "Surviving Person" means the Person formed by or surviving a
           ----------------
transaction permitted by Section 5.01 or the Person to which a sale, assignment, transfer, lease, or conveyance or other disposition is made in a transaction permitted by Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "United States Government Obligations" means direct non-callable
           ------------------------------------
obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Unrestricted Securities" means one or more Securities that do not and
           -----------------------
are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any
---------
Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that
           -----------------------
is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary: (a) has not at the time of designation, and does not thereafter, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender thereof has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.09. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.05, the Company shall be in default under Section 4.05). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05, and (ii) no Default or Event of Default would be in existence following such designation.

          "Unutilized Net Cash Proceeds" has the meaning provided in Section
           ----------------------------
4.08.

          "Voting Stock" of any Person as of any date means the Capital Stock of
           ------------
such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted
           ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

          The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby
                                              ---------
incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in
                             ---------
and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance, which shall be the date of its authentication. Each Security shall have an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon substantially in the form set forth in Exhibits A and B hereto.
                                       ----------     -

          The terms and provisions contained in the Securities annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this
----------     -
Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository,
---------
duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto. The aggregate
                                                ---------
principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.  Execution and Authentication.

          Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) of the Company or a Guarantor, as the case may be, shall attest to, the Securities for the Company, and the Subsidiary Guarantees for the Guarantors, by manual or facsimile signature.

          If an Officer whose signature is on a Security or a Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security or Subsidiary Guarantee, as the case may be, the Security or Subsidiary Guarantee, as the case may be, shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $250,000,000 in one or more series, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only (x) in exchange for (A) a like principal amount of Initial Securities or (B) a like principal amount of Private Exchange Securities or (y) in an aggregate principal amount of not more than the excess of $250,000,000 over the sum of the aggregate amount of (A) Initial Securities then outstanding, (B) Private Exchange Securities then outstanding and (C) Unrestricted Securities issued in accordance with (iii)(x) above, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000, except as provided in Sections 2.07 and 2.08.

          In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii)(y) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Issue Date is determined, pursuant to evidence in form and substance reasonably satisfactory to the Trustee to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding. Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency, which may be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the
 ---------
"Paying Agent") and (c) notices and demands in respect of the Securities and
 ------------
this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company may act as Paying Agent, Registrar or co-Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any of their Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writ-ing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.08, 4.15, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and none of the Company, the Trustee or any such Agent shall be affected by notice to the contrary. Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Security or a Security received upon transfer. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Unless waived by the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for their reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any Affiliates of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing, when the Company, any Guarantor, or any of their respective Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

          Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that they have paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.  Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities.

          If the Company default in a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers known to it.

SECTION 2.14.  Deposit of Moneys.

          Prior to 1:00 p.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
   ---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Com-pany or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

          (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities and the Trustee is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Security.

SECTION 2.16. Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

          (i)       to register the transfer of the Physical Securities; or

          (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or
                                                         ---------

          (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or
                                             ---------

          (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and
                                                          ---------
               a transferee letter of representation (substantially in the form of Exhibit E hereto) and, at the option of the Company, an
                  ---------
               Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor
                                             ---------
               certificate for Regulation S transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably
                  ---------
               satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and,
                                                         -------
               at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company,
                           ---------
               an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A)  certification, substantially in the form of Exhibit D hereto,
                                                           ---------
               that such Physical Security is being transferred (I) to a QIB,
               (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

          (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no 144A Global Security, IAI Global Security or Regulation S Global Security, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to
Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Security, an IAI Global Security or a Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with
Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

          (i) If the Depository is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary is not appointed by the Company within 90 days or if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, Physical Securities will be issued in exchange for the Global Securities. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto)
                                                              ---------
                 and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (sub-
                 stantially in the form of Exhibit D hereto) and, at the option
                                           ---------
                 of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act,

     then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

          (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;(ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

          (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  Notices to Trustee.

          If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

          If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate. Selection of the Securities to be redeemed pursuant to paragraph 6 of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

          The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 30 days after the date of the closing of the related Public Equity Offering of the Company and shall consummate the redemption within 90 days of the closing of such Public Equity Offering.

          Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

            (1)  the Redemption Date;

            (2)  the redemption price;

            (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

            (6) in the case of any redemption pursuant to paragraph 5 or 6 of the Securities, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

          At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, it shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.02 with respect to any payment default.

SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Termination of Certain Covenants in Event of Investment Grade Rating.

          For so long as no Default or Event of Default has occurred and is continuing, after either of the Rating Agencies assigns to the Securities an Investment Grade Rating, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and its Restricted Subsidiaries will not be subject to Sections 4.04, 4.05, 4.08, 4.09, 4.13 and clause (d)(iv) of Section 5.01.

SECTION 4.02.  Payment of Securities.

          The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.03.  Maintenance of Office or Agency.

          The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any office or agency required by
Section 2.03. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.04.  Limitations on Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
                                              ---------------------
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate con-sideration in excess of $5.0 million, a Board Resolution of the Company that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that with respect to any contracts or agreements, such dollar amounts shall be with respect to annual consideration under such contracts or agreements. The foregoing provisions shall not apply to (i) any agreement in effect on the Issue Date and any amendments thereto; provided that any such amendment shall be no more disadvantageous to the Holders in any material respect than the original agreement, (ii) any compensation arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iii) transactions between or among the Company and/or its Restricted Subsidiaries, (iv) any transaction in connection with a Securitization and (v) Restricted Payments that are permitted by Section 4.09.

SECTION 4.05.  Limitation on Indebtedness.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
                                -----
Debt), and the Company and the Guarantors shall not issue any Disqualified Stock, and the Company shall not permit any of its Restricted Subsidiaries (that are not Guarantors) to issue any shares of preferred stock; provided, however, that (x) the Company and the Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or the Company's Restricted Subsidiaries (that are not Guarantors) may issue shares of preferred stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued and the application of the proceeds therefrom, would have been less than 2.0 to 1 and
(y) Direct Merchants Bank may incur Indebtedness or issue shares of Disqualified Stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence of the additional Indebtedness to be incurred or the Disqualified Stock to be issued and the application of the proceeds therefrom, would have been less than 1.5 to 1.

          Notwithstanding the preceding paragraph, the Company and its Restricted Subsidiaries may incur the following Indebtedness (collectively, "Permitted Debt"):
 --------------

           (i) Indebtedness of the Company under the Credit Agreement and Guarantees thereof by the Guarantors in an aggregate amount not to exceed $300.0 million at any time outstanding;

           (ii) the Indebtedness of the Company and its Restricted Subsidiaries existing on the Issue Date;

           (iii) Indebtedness of any Restricted Subsidiary of the Company represented by a Subsidiary Guarantee;

           (iv) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease, renew or replace, any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under this Section 4.05 or that was outstanding on the Issue Date;

           (v) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company or any Guarantor is the obligor on such In-debtedness to a Restricted Subsidiary of the Company that is not a Wholly-Owned Restricted Subsidiary of the Company, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities or the Subsidiary Guarantee, as the case may be, and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

          (vi) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or to any of the Guarantors; provided, however, that any subsequent event or issuance or transfer of any Capital Stock that results in the owner of such preferred stock, in the case of a Guarantor, ceasing to be a Restricted Subsidiary of the Company or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors shall be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (vi);

          (vii) Hedging Obligations that are incurred in the ordinary course of business;

          (viii) Capital Lease Obligations and/or Purchase Money Indebtedness of the Company or a Restricted Subsidiary of the Company incurred in the ordinary course of business not to exceed $30.0 million at any time outstanding;

          (ix) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.05; and

          (x) additional Indebtedness of the Company and the Guarantors in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (x), not to exceed $10.0 million at any time outstanding.

          Notwithstanding anything in this Indenture to the contrary, consummation of a Securitization shall not be deemed to be the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred stock by the Company or a Restricted Subsidiary of the Company.

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Securities, or the Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or not guaranteed by any Restricted Subsidiary of the Company.

          For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.05, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.05 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

SECTION 4.06.  Payments for Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.07.  Limitation on Investment Company Status.

          The Company and its Subsidiaries shall not take any action, or otherwise permit to exist any circumstance, that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

SECTION 4.08.  Limitation on Asset Sales.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and assets to be used in the business of the Company and its Restricted Subsidiaries and/or (C) Equity Interests in any Person which thereby becomes a Wholly-Owned Restricted Subsidiary of the Company. The amount of any (i) Indebtedness (other than any subordinated Indebtedness) of the Company or any Restricted Subsidiary of the Company that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries of the Company are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or any of its Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or any of its Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or any of its Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange, for purposes of determining the percentage of cash consideration received by the Company or any of its Restricted Subsidiaries.

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article Five and as a result thereof the Company is no longer an obligor on the Securities, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.08, and shall comply with the provisions of this Section 4.08 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.08.

          The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Specified Senior Indebtedness of the Company or such Restricted Subsidiary and permanently reduce any related commitment, or (ii) commit in writing to, or acquire, construct or improve, properties and assets to be used in the business of the Company and its Restricted Subsidiaries and so apply such Net Cash Proceeds within 365 days after the receipt thereof.

          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or
(ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such
 ----------------------------
365th day, make an Offer to Purchase all outstanding Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

          With respect to any Offer to Purchase effected pursuant to this
Section 4.08, among the Securities, to the extent the aggregate principal amount of Securities tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Securities tendered by the Holders of the Securities pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities for any purpose consistent with the other terms of this Indenture.

          In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

          Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.09.  Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company and (B) dividends, payments or distributions payable solely to the Company or its Wholly-Owned Restricted Subsidiaries);

          (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Restricted Subsidiary of the Company); or

          (iii) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the
                                         -------------------
time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of
     (i) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after July 1, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $150 million.

          The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management in connection with compensation or severance arrangements; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) payments of withholding taxes due or payments of exercise prices in connection with exercises of options for common stock of the Company by any employee or former employee of the Company (or any Affiliate of the Company) by the tender of common stock owned by such employee or the withholding of shares of common stock of the Company in connection with such option exercise as consideration therefor in connection with compensation arrangements; (vi) any purchase, redemption or other acquisition or retirement for a nominal amount of Equity Interests issued pursuant to any shareholder rights plan of the Company, as the same may be adopted or amended from time to time; (vii) payment of cash in lieu of fractional shares of common stock that otherwise would be issuable;
and (viii) if no Default or Event of Default shall have occurred and be continuing, the payment of dividends on the Common Stock not in excess of $0.02 per share (as adjusted for stock splits, stock dividends, reclassifications and the like) per fiscal quarter.

          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.09. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (y) the net book value of such Investments at the time of such designation or (z) the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all non-cash Restricted Payments shall be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company, whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. Not later than 50 days after the end of any fiscal quarter (100 days in the case of the last fiscal quarter of the fiscal year) during which any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by this Section
4.09 were computed, together with a copy of any opinion or appraisal required by this paragraph.

SECTION 4.10.  Notice of Defaults.

          (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

          (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly, and in any event within five Business Days, deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and setting forth the action the Company proposes to take with respect thereto.

SECTION 4.11.  Limitation on Liens.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities and, in the case of a Guarantor, its Subsidiary Guarantee are secured on an equal and ratable basis (or on a senior basis in the case of subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.12.  Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall furnish to the Trustee
(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) this Indenture,
(b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (g) the provisions of any Securitization that are exclusively applicable to any Securitization Entity, or
(h) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of Guarantors relating to the properties or assets of Guarantors subject to the Liens created thereby, provided that such Liens were otherwise permitted to be incurred under Section 4.11.

SECTION 4.14.  Additional Subsidiary Guarantees.

          The Company shall cause each Restricted Subsidiary which Guarantees any Indebtedness of the Company to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will Guarantee the Company's payment obligations under the Securities on a senior unsecured basis, jointly and severally, with any other Guarantors; provided, that the foregoing shall not apply to Subsidiaries that (i) have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries or (ii) qualify as Securitization Entities for so long as they continue to constitute Securitization Entities.

SECTION 4.15.  Offer to Purchase upon Change of Control.

          (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the
                      ----------------------
Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

          (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (c) If the Company makes an Offer to Purchase, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act and any other applicable Federal or State securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed. To the extent that the provisions of any securities laws, regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15.

SECTION 4.16.  Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officer with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.16 shall be for the fiscal year ending December 31, 1999.

SECTION 4.17.  Corporate Existence.

          Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly-Owned Restricted Subsidiaries of the Company with or into another Wholly-Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly-Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia. This Section 4.17 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

                                 ARTICLE FIVE

                        MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.

          (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after such transaction, no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) would, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05.

          (b) Notwithstanding paragraph (a) above or paragraph (d) below, any Wholly-Owned Restricted Subsidiary of the Company may consolidate with or merge into the Company or any Guarantor; provided that the Company or the Guarantor, as the case may be, is the surviving corporation, and any Guarantor may consolidate with or merge into the Company. Notwithstanding anything in this Indenture to the contrary, consummation of one or more Securitizations shall not constitute the sale of all or substantially all of the properties or assets of the Company.

          (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

          (d) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless, subject to the provisions of Section 10.03, (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) immediately after giving effect to such transaction, the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.05.

SECTION 5.02.  Successor Corporation Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement or of such Guarantor under its Subsidiary Guarantee, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under this Indenture and the Securities or such Guarantor shall be discharged from its Obligations under this Indenture and its Subsidiary Guarantee, as the case may be.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

          Each of the following shall be an "Event of Default" for purposes of this Indenture:

          (a) default in the payment when due of principal of (or premium, if any, on) any Security;

          (b) default in the payment when due of any interest on, or liquidated damages with respect to any Security, which default continues for 30 days or more;

          (c) failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Section 4.05, Section 4.08, Section 4.13 or Section 4.15;

          (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of the other covenants or agreements in this Indenture;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the
                              ---------------
     acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) the Company or any of its Significant Subsidiaries (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy
     Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) of the Company in an involun-tary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Subsidiary (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) of the Company for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Subsidiary (or one or more Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary) of the Company; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

          (i) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
                    --------------
Federal, state or foreign law for the relief of debtors.  The term "Custodian"
                                                                    ---------
means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.  Acceleration.

          If an Event of Default with respect to the Securities (other than an Event of Default specified in clauses (g) or (h) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

          If an Event of Default specified in clauses (g) or (h) of Section 6.01 occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          Any such declaration with respect to the Securities may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 2.09, 6.07 and 9.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a), (b) and (c) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
9.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this
Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.  Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care and appointed with the consent of the Company.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) Before the Trustee acts or refrains from acting, it may consult with counsel of its own selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and any Trust Officer has actual knowledge of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders.
This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

          If required by TIA (S) 313(a), as amended, within 60 days after each May 15 beginning with May 15, 2000 the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.01 hereof.

          The Company shall fully indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company of a claim of which a Trust Officer has actual knowledge shall not relieve the Company of its obligations hereunder unless the Company has been materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense, provided that the Company shall not be liable in any action or for which it has assumed the defense for the expenses of separate counsel to the Trustee unless (1) the employment of separate counsel has been authorized by the Company, (2) the Trustee has reasonably concluded (based upon advice of counsel to the Trustee) that there may be legal defenses available to the Trustee that are different from or in addition to those available to the Company or (3) a conflict or potential conflict exists (based upon advice of counsel to the Trustee) between the Trustee and the Company, and provided, further, that in any such event the Company's reimbursement obligation with respect to separate counsel of the Trustee will be limited to the reasonable fees and expenses of such counsel.

          The Company need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased pursuant to an Offer to Purchase or redeemed.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven. The provisions of TIA (S) 310 shall apply to the Company and any other obligor of the Securities.

SECTION 7.11.  Preferential Collection of Claims Against the Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

SECTION 7.12.  Trustee's Application for Instructions from the Company.

          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                 ARTICLE EIGHT

                      DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Termination of the Company's Obligations.

          The Company may terminate its obligations under the Securities and this Indenture as well as the obligations of the Guarantors under their respective Subsidiary Guarantees, except those obligations referred to in the penultimate paragraph of this Section 8.01, if :

          (i) either (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable or have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (ii) the Company has paid all other sums payable under this Indenture by the Company; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the first paragraph of this Section 8.01, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 7.07, 8.05 and 8.06
shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

          After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and Guarantors' obligations under the Securities, the Subsidiary Guarantees and this Indenture except for those surviving obligations specified above.

SECTION 8.02.  Legal Defeasance and Covenant Defeasance

          (a) The Company may terminate its obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may, at its option, at any time elect to have either paragraph (b) or (c) below be applied to all outstanding Securities, subject in either case to compliance with the conditions set forth in Section 8.03.

          (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages on the Securities when such payments are due, (ii) the Company's obligations with respect to the Securities under Sections 2.02 through 2.07, inclusive, 2.10, 2.13, 4.03 and 4.17, (iii) the rights, powers, trust, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith and (iv) Article Eight of this Indenture (hereinafter, "Legal
                                                                  -----
Defeasance").  Subject to compliance with this Article Eight, the Company may
----------
exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

          (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its obligations under the covenants contained in Sections 4.04 through 4.16, inclusive, and Article Five with respect to the outstanding Securities (hereinafter, "Covenant Defeasance") and thereafter any omission to comply with
               -------------------
such obligations shall not constitute a Default or an Event of Default with respect to the Securities. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, any failure or omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Securities.

SECTION 8.03.  Conditions to Legal Defeasance or Covenant Defeasance.

          In order to exercise either Legal Defeasance pursuant to Section 8.02(b) or Covenant Defeasance pursuant to Section 8.02(c):

          (a) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars or United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages on the outstanding Securities on the stated maturity date or on the applicable redemption date, as the case may be, and the Company shall specify whether the Securities are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.02(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(g) and 6.01(h) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy or insolvency of the Company and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the Final Maturity Date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04.  Application of Trust Money; Trustee Acknowledgment and Indemnity.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.03, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.05.  Repayment to Company.

          Subject to Sections 7.07 and 8.04, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money shall look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.06.  Reinstatement.

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders.

          The Company and the Guarantors, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) to make any change that would provide any additional benefit or rights to the Holders;

          (f) to make any other change that does not adversely affect the legal rights of any Holder under this Indenture;

          (g) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

          (h)  to add a Guarantor in accordance with Section 4.14 or otherwise;
     or

          (i)  to secure the Securities pursuant to the requirements of Section
     4.11 or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may modify, amend or supplement, or waive compliance by the Company with any provision of, this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. However, without the consent of each Holder affected, no such modification, amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

          (a) reduce the principal amount of Securities whose Holders shall consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the repurchase or redemption of the Securities (other than provisions relating to Section
     4.08 or 4.15);

          (c) reduce the rate of or change the time for payment of interest on any Security;

          (d) make any Security payable in money other than that stated in the Securities;

          (e) make any change in the provisions of this Indenture relating to waivers of past defaults, or the rights of holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities;

          (f) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this
     Section 9.02 (other than to add sections of this Indenture or the Securities which may not be modified, amended, supplemented or waived without the consent of each Holder affected);

          (g) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

          (h) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in
     Section 6.02 and a waiver of the payment default that resulted from such acceleration);

          (i) waive a repurchase or redemption payment with respect to any Security (other than a payment required by Section 4.08 or 4.15); or

          (j) modify the ranking or priority of any Security or the Subsidiary Guarantee in respect thereof of any Guarantor in any manner adverse to the Holders of the Securities.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  Record Date for Consents and Effect of Consents.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee To Sign Amendments, etc.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                  ARTICLE TEN

                                   GUARANTEE

SECTION 10.01. Unconditional Guarantee.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Subsidiary Guarantee") to each Holder of a Security
                     --------------------
authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 10.02.  Severability.

          In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.  Release of a Guarantor.

          If the Securities are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if, subject to the requirements of Section 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.08 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.08 and within the time limits specified by
Section 4.08, then each Guarantor (in the case of defeasance) or such Guarantor (in the case of compliance with Section 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder.

          The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 10.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Ten.

SECTION 10.04.  Limitation of Guarantor's Liability.

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting such a fraudulent transfer or conveyance under Federal or State law.

SECTION 10.05.  Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the
                                          -----------------
Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 10.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 10.06.  Execution of Security Guarantee.

          To further evidence their Subsidiary Guarantee to the Holders, each of the Guarantors hereby agrees to execute a Security Guarantee to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Security Guarantee shall be substantially in the form set forth in Exhibits A
                                                                   ----------
and B hereto.  Each Guarantor hereby agrees that its Subsidiary Guarantee set
-----
forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Security Guarantee. Each such Security Guarantee shall be signed on behalf of each Guarantor by two Officers prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Security Guarantee on behalf of such Guarantor. Such signature upon the Security Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Security Guarantee, and in case such officer who shall have signed the Security Guarantee shall cease to be such officer before the Security on which such Security Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Security Guarantee had not ceased to be such officer of such Guarantor.

SECTION 10.07.  Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Subsidiary Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

          if to the Company:

          Metris Companies Inc.
          600 South Highway 169
          Interchange Tower
          Suite 1800
          St, Louis Park, Minnesota 55426-1222


          Attention:  Chief Financial Officer

          Facsimile: (612) 525-5070
          Telephone: (612) 525-5094

          if to the Trustee:

          The Bank of New York
          101 Barclay Street - 21W
          New York, N.Y. 10286


          Attention:  Corporate Trust Administration

          Facsimile: (212) 815-6285
          Telephone: (212) 815-5917

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.05.  Statements Required in Certificate.

          Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.  Governing Law.

          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.08.  No Recourse Against Others.

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the

Subsidiary Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Subsidiary Guarantees.

SECTION 11.09.  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.10.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.11.  Severability.

          In case any provision in this Indenture, in the Securities or in the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.12.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.13.  Legal Holidays.

          If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day.

                           [Signature Pages Follow]

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              METRIS COMPANIES INC.

                              By: _____________________________
                                  Name:
                                  Title:

                              METRIS DIRECT, INC., as a Guarantor

                              By: _____________________________
                                  Name:
                                  Title:

                              THE BANK OF NEW YORK, as Trustee

                              By: _____________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT A
                                                                       ---------

                          [FORM OF SERIES A SECURITY]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF
SECTION 1271 et. seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $958.00. THIS ISSUE
DATE OF THIS SECURITY IS            AND THE YIELD TO MATURITY IS      %

                             METRIS COMPANIES INC.

                    10 1/8% Senior Note due 2006, Series A

                                                                      CUSIP No.:
No.                                                                          $

          METRIS COMPANIES INC., a Delaware corporation (the "Company", which
                                                              -------
term includes any successor corporation), for value received, promise to pay to
Cede & Co. or registered assigns the principal sum of                   Dollars,
on July 15, 2006.

          Interest Payment Dates: January 15 and July 15, commencing on January 15, 2000.

          Interest Record Dates: January 1 and July 1.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                              METRIS COMPANIES INC.

                              By: _____________________________
                                  Name:
                                  Title:

                              By: _____________________________
                                  Name:
                                  Title:

Dated:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 1/8% Senior Notes due 2006, Series A, described in the within-mentioned Indenture.

Dated:

                              THE BANK OF NEW YORK,
                               as Trustee

                              By: _____________________________
                                  Authorized Signatory

                             (REVERSE OF SECURITY)

                             METRIS COMPANIES INC.

                    10 1/8% Senior Note due 2006, Series A

1.   Interest.
     --------

          METRIS COMPANIES INC. promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 13, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing on January 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, The Bank of New York (the "Trustee") will act as Paying
                                                -------
Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of July 13, 1999 (the "Indenture"), by and among the Company, the Guarantors named
               ---------
therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 10 1/8% Senior Notes due 2006, Series A (the "Initial Securities"), limited in aggregate
                               ------------------
principal amount to $250,000,000, which may be issued under the Indenture. The Securities include the Initial Securities, the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of
                                           ---
the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

          Payment on the Securities is guaranteed (each, a "Guarantee") on a
                                                            ---------
senior basis, jointly and severally, by Metris Direct, Inc. and each Restricted Subsidiary of the Company which guarantees the Securities (each, a "Guarantor")
                                                                    ---------
pursuant to Article Ten of the Indenture. In certain circumstances, the Guarantees may be released.

5.   Optional Redemption.
     -------------------

          The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on July 15 of the years indicated below:


          Year                                      Percentage
          ----                                      ----------
          2003                                      105.062%
          2004                                      102.531%
          2005                                      100.000%


6.   Optional Redemption Upon Public Equity Offerings.
     ---------------------------------------------------

          At any time on or prior to July 15, 2002, the Company may on any one or more occasions redeem up to 35% of the Securities theretofore issued under the Indenture at a redemption price of 110.125% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the redemption date, with the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents (as defined in the Indenture)) of one or more Public Equity Offerings (as defined in the Indenture); provided that at least 65% of the aggregate principal amount of the Securities theretofore issued remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries). The Company must mail a notice of redemption no later than 30 days after the related Public Equity Offering and consummate the redemption within 90 days after the closing of such Public Equity Offering.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.   Change of Control Offer.
     -----------------------

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30
                      ----------------------
days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

9.   Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees, except for certain provisions thereof, and may be discharged from obli-gations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company and Guarantors.
     --------------------------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Registration Rights.
     -------------------

          Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 10 1/8% Senior Subordinated Note due 2006, Series B, of the Company which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain liquidated damages payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.  Governing Law.
     -------------

          The laws of the State of New York shall govern the Indenture, this Security and any Guarantee thereof without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                         [FORM OF SECURITY GUARANTEE]

                               SENIOR GUARANTEE

          For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual
                                           ---------
payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of July 13, 1999, among Metris Companies Inc., each of the Guarantors named therein and The Bank of New York, as trustee, as amended or supplemented (the "Indenture").
                                             ---------

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          This Security Guarantee is subject to release upon the terms set forth in the Indenture.

                              METRIS DIRECT, INC.

                              By: ____________________________
                                  Name:
                                  Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

_______________________________________________________________________________


_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________           Signed: ___________________________________
                                            (Signed exactly as name appears
                                            on the other side of this Security)

Signature Guarantee: __________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

     Section 4.08 [  ]                  Section 4.15 [  ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount: $_____________

Dated:______________          Your Signature: ________________________________
                                              (Signed exactly as name appears on
                                              the other side of this Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------

                          [FORM OF SERIES B SECURITY]

          THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF
SECTION 1271 et. seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $958.00. THIS ISSUE
DATE OF THIS SECURITY IS            AND THE YIELD TO MATURITY IS      %

                             METRIS COMPANIES INC.

                    10 1/8% Senior Note due 2006, Series B

                                                                      CUSIP No.:

No.                                                                        $

          METRIS COMPANIES INC., a Delaware corporation (the "Company", which
                                                              -------
term includes any successor corporation), for value received, promise to pay to
Cede & Co. or registered assigns the principal sum of                   Dollars,
on July 15, 2006.

          Interest Payment Dates: January 15 and July 15, commencing on January 15, 2000.

          Interest Record Dates: January 1 and July 1.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                              METRIS COMPANIES INC.

                              By: ___________________________
                                  Name:
                                  Title:

                              By: ___________________________
                                  Name:
                                  Title:

Dated:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 1/8% Senior Notes due 2006, Series B, described in the within-mentioned Indenture.

Dated:

                              THE BANK OF NEW YORK,
                               as Trustee

                              By: ___________________________
                                   Authorized Signatory

                             (REVERSE OF SECURITY)

                             METRIS COMPANIES INC.

                    10 1/8% Senior Note due 2006, Series B

1.   Interest.
     --------

          METRIS COMPANIES INC. promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 13, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing on January 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, The Bank of New York (the "Trustee") will act as Paying
                                                -------
Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of July 13, 1999 (the "Indenture"), by and among the Company, the Guarantors named
               ---------
therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 10 1/8% Senior Notes due 2006, Series B limited in aggregate principal amount to $250,000,000, which may be issued under the Indenture. The Securities include the Initial Securities (as defined in the Indenture), the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined in the Indenture). All Securities issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of
                                           ---
the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

          Payment on the Securities is guaranteed (each, a "Guarantee") on a
                                                            ---------
senior basis, jointly and severally, by Metris Direct, Inc. and each Restricted Subsidiary of the Company which guarantees the Securities (each, a "Guarantor")
                                                                    ---------
pursuant to Article Ten of the Indenture. In certain circumstances, the Guarantees may be released.

5.   Optional Redemption.
     -------------------

          The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on July 15 of the years indicated below:

          Year                                 Percentage
          ----                                 ----------
          2003                                  105.062%
          2004                                  102.531%
          2005                                  100.000%


6.   Optional Redemption Upon Public Equity Offerings.
     ---------------------------------------------------

          At any time on or prior to July 15, 2002, the Company may on any one or more occasions redeem up to 35% of the Securities theretofore issued under the Indenture at a redemption price of 110.125% of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the redemption date, with the net cash proceeds (but only to the extent such proceeds consist of cash or Cash Equivalents (as defined in the Indenture)) of one or more Public Equity Offerings (as defined in the Indenture); provided that at least 65% of the aggregate principal amount of the Securities theretofore issued remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries). The Company must mail a notice of redemption no later than 30 days after the related Public Equity Offering and consummate the redemption within 90 days after the closing of such Public Equity Offering.

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancella-tion of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.   Change of Control Offer.
     -----------------------

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30
                      ----------------------
days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

9.   Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company and Guarantors.
     --------------------------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities or the Guarantees, as the case may be, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Governing Law.
     -------------

          The laws of the State of New York shall govern the Indenture, this Security and any Guarantee thereof without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

                         [FORM OF SECURITY GUARANTEE]

                               SENIOR GUARANTEE

          For value received, the undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual
                                           ---------
payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture (as defined below). This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of July 13, 1999, among Metris Companies Inc., each of the Guarantors named therein and The Bank of New York, as trustee, as amended or supplemented (the "Indenture").
                                             ---------

          The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          This Security Guarantee is subject to release upon the terms set forth in the Indenture.

                              METRIS DIRECT, INC.

                              By: ____________________________
                                  Name:
                                  Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

_______________________________________________________________________________


_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)


_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:______________           Signed:  _______________________________________
                                        (Signed exactly as name appears on the
                                        other side of this Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

     Section 4.08 [  ]                  Section 4.15 [  ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount: $_____________

Dated:________________        Your Signature: __________________________________
                                              (Signed exactly as name appears on
                                              the other side of this Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------

                     FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D
                                                                       ---------

               FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

     Re:  10 1/8% Senior  Notes due 2006
          (the "Securities") of Metris Companies Inc.
          -------------------------------------------

          This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").
                                    ----------

The Transferor:*

     [_] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [_] has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:
                              ---

     [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

     [_] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [_] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.
---------

     [_] Such Security is being transferred in reliance on Rule 144 under the Act.

     [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]


                              _______________________________________
                              [INSERT NAME OF TRANSFEROR]

                              By: ___________________________________
                                  [Authorized Signatory]

Date:  ______________________
       *Check applicable box.

                                                                       EXHIBIT E
                                                                       ---------

                  Form of Transferee Letter of Representation
                  -------------------------------------------

Metris Companies Inc.
c/o The Bank of New York
101 Barclay Street -21W
New York, N. Y. 10286

Dear Sirs:

          This certificate is delivered to request a transfer of $________ principal amount of the 10 1/8% Senior Notes due 2006 (the "Notes") of Metris
                                                            -----
Companies Inc. (the "Company").  Upon transfer, the Notes would be registered in
                     -------
the name of the new beneficial owner as follows:

          Name: ___________________________
          Address: ________________________
          Taxpayer ID Number: _____________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities
                                                                  ----------
Act")) purchasing for our own account or for the account of such an
---
institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to
 -----------------------------------
a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the
                          ---
account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, (e) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated: ______________________       TRANSFEREE: ___________________________

                                    By: ___________________________________

                                                                       EXHIBIT F
                                                                       ---------

                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers
                                                           _______________, ____

The Bank of New York
101 Barclay Street - 21W
New York, N. Y. 10286

Attention:  Corporate Trust Administration

Re:  Metris Companies Inc. (the "Company")
     10 1/8% Senior Notes due 2006, Series A, and
     10 1/8% Senior Notes due 2006, Series B (the "Securities")
     ----------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:
                       --------------

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By: _________________________
                                  [Authorized Signatory]

                                      F-2